Exhibit 8.1

Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, TX 75202
+1 214 979 3000 Phone
+1 214 880 0011 Fax
HuntonAK.com

August 3, 2018

Ashford Hospitality Trust, Inc.

14185 Dallas Parkway, Suite 1100

Dallas, TX 75254

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Additional Material Federal Income Tax Considerations included in Amendment No. 1 (“Amendment No. 1”), dated on or about the date hereof to prospectus supplement (the Prospectus Supplement”) dated December 11, 2017, with respect to the offer and sale of the shares of common stock of the Company with an aggregate public offering price of $100,000,000 and a prospectus (the “Base Prospectus”) dated September 28, 2017, included in a registration statement,  No. 333-220459 (the “Registration Statement”) on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”), with respect to the offer and sale of various debt and equity securities with an aggregate public offering price of $500,000,000. You have requested our opinion as to certain United States federal income tax matters in connection with the Registration Statement.

In connection with our opinion, we have examined and relied upon the following:

1.              the Company’s Articles of Amendment and Restatement, filed July 28, 2003, the Certificate of Correction to Correct an Error, in the form filed with the State Department of Assessments and Taxation of Maryland on August 7, 2003, and as amended by Amendment No. 1 filed with the State Department of Assessments and Taxation of Maryland on May 13, 2015;

2.              the Company’s Articles Supplementary (Series A Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2004;

3.              the Company’s Articles Supplementary (Series B-1 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

4.              the Company’s Articles Supplementary (Series B-2 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON    BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES
MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

5.              the Company’s Articles Supplementary (Series C Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 10, 2007;

6.              the Company’s Articles Supplementary (Series D Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on July 17, 2007; the Company’s Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2010; the Company’s Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 30, 2011;

7.              the Company’s Articles Supplementary (Series E Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 15, 2011; the Company’s Articles Supplementary Establishing Additional Shares of Series E Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on October 14, 2011;

8.              the Company’s Articles Supplementary (Series F Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on July 8, 2016;

9.              the Company’s Articles Supplementary (Series G Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on October 17, 2016;

10.       the Company’s Articles Supplementary (Series H Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on August 18, 2017;

11.       the Company’s Articles Supplementary (Series I Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on November 13, 2017;

12.       the Company’s Amended and Restated Bylaws, as amended by Amendment No. 1 and Amendment No. 2, and the Company’s Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014, Amendment No. 2 on October 19, 2015 and Amendment No. 3 on August 2, 2016, as filed with the SEC;

13.       the Registration Statement, including the forms of the Amendment No. 1, Prospectus Supplement and Base Prospectus incorporated by reference therein;

14.       the Certificate of Limited Partnership of Ashford Hospitality Limited Partnership (the “Operating Partnership”), effective May 13, 2003, as certified by the Secretary of State of the State of Delaware;

15.       the Certificate of Amendment to the Certificate of Limited Partnership of the Operating Partnership, effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

16.       the Amended and Restated Agreement of Limited Partnership of the Operating Partnership between Ashford OP General Partner LLC, as the general partner, and Ashford OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the “Operating Partnership Agreement”), as amended through the relevant dates;

17.       the Officer’s Certificate to Counsel for Ashford Hospitality Trust, Inc. Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of the Company (the “AHT Officer’s Certificate”);

18.       the Officer’s Certificate to Counsel for Braemar Resorts & Hotels Inc. (formerly known as Ashford Hospitality Prime, Inc.) Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of Braemar Resorts & Hotels Inc. (the “BHR Officer’s Certificate”);

19.       the Officer’s Certificate to Counsel for Ashford, Inc. Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of Ashford, Inc. (the “Ashford Inc. Officer’s Certificate”);

20.       the form of leases entered into between any taxable REIT subsidiary of the Company and each partnership, limited liability company or trust in which the Company directly or indirectly owns an interest, the form of which is attached to the AHT Officer’s Certificate; and

21.       such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

In our examination, we have assumed, without independent investigation or verification, (i) the authenticity and completeness of all documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies and conformed copies, (iii) the due authorization, capacity, execution and delivery on behalf of the respective parties thereto of all documents referred to herein and the legal, valid and binding effect thereof on such parties, (iv) the genuineness of all signatures on documents examined by us, (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (vi) that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed.  We have further assumed that each of the parties to each of the documents referred to herein fully complies with all of its obligations thereunder and that there are no arrangements, understandings or agreements among any of the parties relating to such documents other than those evidenced by such documents.  In connection with the opinion rendered below, we have also relied upon the correctness of the factual representations contained in the AHT Officer’s Certificate, the BHR Officer’s Certificate, and the Ashford Inc. Officer’s Certificate and have assumed that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification.  We note that the Company has engaged in transactions in connection with which we have not provided legal advice and which we may not have reviewed.  We have also assumed that:

1.              the Company has not made and will not make any amendments to its organization documents or allow amendments to the Operating Partnership Agreement or organization documents of its corporate subsidiaries or partnership, limited liability or trust agreements of its partnership, limited liability company or trust subsidiaries after the date of this opinion that would adversely affect the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for any taxable year;

2.              Braemar Resorts & Hotels Inc. has not made and will not make any amendments to its organization documents or allow amendments to the Amended and Restated Agreement of Limited Partnership of Braemar Hospitality Limited Partnership (formerly known as Ashford Hospitality Prime Limited Partnership) between Braemar OP General Partner LLC (formerly known as Ashford Prime OP General Partner LLC), as the general partner, and Braemar OP Limited Partner LLC (formerly known as Ashford Prime OP Limited Partner LLC), and certain officers, directors and others as the limited partners, as amended through the date hereof, or organization documents of its corporate subsidiaries or partnership, limited liability or trust agreements of its partnership, limited liability company or trust subsidiaries after the date of this opinion that would adversely affect its qualification as a REIT under the Code;

3.              no action has been or will be taken by the Company, the Operating Partnership, partnership, limited liability company and trust subsidiaries of the Company or corporate subsidiaries of the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based;

4.              commencing with formation of Braemar Resorts & Hotels Inc. on April 5, 2013 through December 31, 2013, Braemar Resorts & Hotels Inc. operated in a manner that makes the representations contained in the BHR Officer’s Certificate true for such year; and

5.              no action has been or will be taken by Braemar Resorts & Hotels Inc., Braemar Hospitality Limited Partnership, partnership, limited liability company and trust subsidiaries of Braemar Resorts & Hotels Inc. or corporate subsidiaries of Braemar Resorts & Hotels Inc. after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

We have assumed that all facts, information, representations, covenants, agreements and other statements set forth in the documents referred to above were initially and are currently, and will continue to be, true, correct and complete without regard to any qualification as to knowledge or belief. We have assumed that none of the documents referred to above has been or will be amended, modified, supplemented or otherwise altered in any respect.

Based on the documents and assumptions set forth above and the representations set forth in the AHT Officer’s Certificate, the BHR Officer’s Certificate and the Ashford Inc. Officer’s Certificate, and the discussion in Amendment No. 1 under the caption “Additional Material Federal Income Tax Considerations” and in the Base Prospectus under the caption “Material Federal Income Tax Considerations” (each of which is incorporated herein by reference), we are of the opinion that:

(a)         commencing with the Company’s taxable year ended on December 31, 2003 through its taxable year ended December 31, 2017, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2018 and thereafter;

(b)         the Operating Partnership is classified as a partnership for United States federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation under the Code; and

(c)          the descriptions of the law and the legal conclusions contained in Amendment No. 1 under the caption “Additional Material Federal Income Tax Considerations” and in the Base Prospectus under the caption “Material Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder expresses the opinion of Hunton Andrews Kurth LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters.

It is not possible to predict whether the statements, representations, warranties or assumptions on which we have relied to issue this opinion will continue to be accurate in the future.  The Company’s qualification and taxation as a REIT under the Code has depended and will depend on the ability of the Company to meet on a prior and an ongoing basis (through actual quarterly and annual operating results, distribution levels, diversity of stock ownership and otherwise) the various qualification tests imposed under the Code, and upon the Company’s utilizing any and all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provisions included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code. Our opinion set forth above does not foreclose the possibility that the Company may have to utilize one or more of these “savings provisions,” which could require the Company to pay an excise tax or penalty tax (which could be significant in amount) in order to maintain its REIT qualification for a taxable year. We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the AHT Officer’s Certificate, the BHR Officer’s Certificate, and the Ashford Inc. Officer’s Certificate.  Accordingly, no assurance can be given that the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively.  The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification.  No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.  Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein.  This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention.  If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the references to Hunton Andrews Kurth LLP under the caption “Material Federal Income Tax Considerations” in the Base Prospectus and under the caption “Legal Matters” in Amendment No. 1 and in the Base Prospectus.  In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Hunton Andrews Kurth LLP